Exhibit 10.12

COMPOSECURE, INC.

EMPLOYEE STOCK PURCHASE PLAN

I.                 PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of CompoSecure, Inc., a Delaware corporation formerly known as Roman DBDR Tech Acquisition Corp., by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan. The Corporation intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Corporation’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code to the extent possible. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, non-U.S. exchange or securities laws or other objectives for Eligible Employees and the Corporation. Except as otherwise provided, the Non-423 Component will operate and be administered in the same manner as the 423 Component. The Corporation intends to issue options under the Non-423 Component unless and until it may issue options under the 423 Component that are eligible to satisfy the requirements of Section 423 of the Code. The Plan shall become effective at the Effective Time. Certain capitalized terms used herein are defined in Article XII.

II.                ADMINISTRATION OF THE PLAN

A.       The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to bring one or more offerings under the 423 Component of the Plan into compliance with the requirements of Code Section 423.

B.       Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.              STOCK SUBJECT TO PLAN

A.                The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance under the Plan shall initially be limited to 1,650,785 shares of Common Stock.

B.                 The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning with the 2022 calendar year, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar month, but in no event shall any such annual increase exceed 1,650,785 shares or such lesser number of shares determined by the Plan Administrator in its discretion.

C.                 If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Corporation’s payment of an extraordinary dividend or distribution, then the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock purchasable per Participant during any offering period and on any one Purchase Date during that offering period, the number and kind of shares in effect under each outstanding purchase right, the number and kind of shares issued and to be issued under the Plan, and the price per share in effect under each outstanding purchase right shall be equitably adjusted by the Plan Administrator to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding purchase rights; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section VII.H. shall apply. Any adjustments to outstanding purchase rights shall be consistent with Code Section 424, to the extent applicable. The adjustments of purchase rights under this Section shall include adjustment of other terms and conditions as the Plan Administrator deems appropriate. The Plan Administrator shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Plan Administrator shall be final, binding and conclusive.

IV.             OFFERING PERIOdS

A.                Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.                 Each offering period shall commence at such time and be of such duration not to exceed twenty-seven (27) months, as determined by the Plan Administrator prior to the start of the applicable offering period.

C.                 The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Corporation (or any subsidiary of the Corporation) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and the participants in each separate offering period conducted by one or more Corporate Affiliates in the United States under the 423 Component of the Plan shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

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D.                Each offering period shall be comprised of one or more Purchase Intervals as determined by the Plan Administrator.

E.                 Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in that offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the offering period commencing on the next business day following such Purchase Date, provided and only if the Fair Market Value per share of Common Stock on the start date of that new offering period is lower than the Fair Market Value per share of Common Stock on the start date of the offering period in which they were currently enrolled.

F.                  An Eligible Employee may participate in only one offering period at a time.

V.               ELIGIBILITY

A.                Each individual who is an Eligible Employee on the start date of an offering period under the Plan may enter that offering period only on such start date. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

B.                 Each U.S. corporation that becomes a Corporate Affiliate after the Effective Time shall automatically become a Participating Affiliate effective as of the start date of the first offering date coincident with or next following the date on which it becomes such an affiliate, unless the Plan Administrator determines otherwise prior to the start date of that offering period. Each entity that becomes an Affiliate and each non-U.S. corporation that becomes a Corporate Affiliate after the Effective Time shall become a Participating Affiliate when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C.                 Except as otherwise provided in Sections IV.D and V.A above, the Eligible Employee must, in order to participate in the Plan for a particular offering period, complete and submit the enrollment and payroll deduction authorization or other forms prescribed by the Plan Administrator in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Corporation and electronically enrolling and authorizing payroll deductions or completing other forms) on or before his or her scheduled Entry Date.

VI.              PAYROLL DEDUCTIONS

Except to the extent otherwise determined by the Plan Administrator, payment for shares of Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction election filed with the Corporation or Participating Affiliate that maintains the Participant’s payroll. The payroll deductions or other contributions pursuant to Section VI.E. that each Participant may authorize for purposes of acquiring shares of Common Stock during an offering period may be in any multiple of one percent (1%) of the Base Salary paid to that Participant during each Purchase Interval within such offering period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period.

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A.                For the initial Purchase Interval of the first offering period under the Plan, no payroll deductions shall be required of any Participant until such time as the Participant affirmatively elects to commence such payroll deductions following his or her receipt of the 1933 Act prospectus for the Plan. For such Purchase Interval, the Participant will be required to contribute up to fifteen percent (15%) of his or her Base Salary to the Plan either in a lump sum or one or more installments after receipt of such prospectus and prior to the close of that Purchase Interval should the Participant elect to have shares of Common Stock purchased on his or her behalf on the Purchase Date for that initial Purchase Interval and his or her limited payroll deductions (if any) for such Purchase Interval not be sufficient to fund the entire purchase price for those shares.

B.                  The rate of payroll deduction shall continue in effect throughout the offering period, except for changes effected in accordance with the following guidelines:

(i)             The Participant may, at any time during the offering period, reduce the rate of his or her payroll deduction (or the percentage of Base Salary to be contributed for the first Purchase Interval of the initial offering period under the Plan) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)            The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction (up to the maximum percentage limit for that offering period) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

(iii)           The Participant may at any time reduce his or her rate of payroll deduction under the Plan to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date.

C.                 Except as otherwise provided in Section VI.B above, payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The payroll deductions or other contributions pursuant to Section VI.E. collected shall be credited to the Participant’s book account under the Plan, but, except to the extent otherwise required by applicable law, no interest shall be paid on the balance from time to time outstanding in such account, unless otherwise required by the terms of that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation or Participating Affiliate (as applicable) and used for general corporate purposes. Payroll deductions or other contributions pursuant to Section VI.E. collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Interval in which collected, with such conversion to be based on the exchange rate determined by the Plan Administrator in its sole discretion. Any changes or fluctuations in the exchange rate at which the payroll deductions or other contributions pursuant to Section VI.E. collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

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D.                Payroll deductions or other contributions pursuant to Section VI.E. shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E.                 The Plan Administrator may permit Eligible Employees of one or more Participating Affiliates to participate in the Plan by making contributions other than through payroll deductions or as a lump sum. The Plan Administrator may adopt such rules and regulations for administering the Plan as it may deem necessary, in its sole and absolute discretion, to facilitate contributions under this Section. Except as required by law, such rules and regulations need not be uniform and may apply to one or more Eligible Employees.

F.                 The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.          PURCHASE RIGHTS

A.                Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period. Prior to the start date of the applicable offering period and subject to the limitations of Article VIII below, the Plan Administrator shall determine the maximum number of shares of Common Stock that a Participant can purchase on each Purchase Date within that offering period and the maximum number of shares of Common Stock that each Participant can purchase for that offering period, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.                 Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions (as converted to U.S. Dollars) or other contributions pursuant to Section VI.E. for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

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C.                 Purchase Price. The U.S. Dollar purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period will be established by the Plan Administrator prior to the start of that offering period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period to which the purchase date relates or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Until such time as otherwise determined by the Plan Administrator, the purchase price per share at which Common Stock will be purchased on each Purchase Date shall be eighty-five percent (85%) of the Fair Market Value per Share on that Purchase Date.

D.                Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through other contributions pursuant to Section VI.E. during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall be governed by the limitation set forth in Section VII.A, as adjusted periodically in the event of certain changes in the Corporation’s capitalization. In addition, prior to the start of an offering period, the Plan Administrator shall determine the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date during that offering period and the maximum number of shares of Common Stock purchasable in total by all Participants during that offering period, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. These limitations shall apply for each subsequent offering period, unless otherwise determined by the Plan Administrator.

E.                 Excess Payroll Deductions. Any payroll deductions or other contributions pursuant to Section VI.E. not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions or other contributions pursuant to Section VI.E. not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

F.                  Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions or other contributions pursuant to Section VI.E. for that offering period shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions or other contributions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and the Participant’s payroll deductions or other contributions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII. All refunds shall be in the currency in which paid by the Corporation or applicable Participating Affiliate.

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G.                Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)              A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions or other contributions pursuant to Section VI.E. shall be collected from the Participant with respect to the offering period. Any payroll deductions or other contributions pursuant to Section VI.E. collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded (in the currency in which paid by the Corporation or applicable Participating Affiliate) or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions or other contributions pursuant to Section VI.E. collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded (in the currency in which paid by the Corporation or applicable Corporate Affiliate) to the Participant as soon as possible.

(ii)             The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii)            Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions or other contributions pursuant to Section VI.E. for the Purchase Interval in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Corporation or applicable Participating Affiliate. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions or other contributions pursuant to Section VI.E. collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions or other contributions pursuant to Section VI.E. be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions or other contributions pursuant to Section VI.E. under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

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H.                Change of Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change of Control, by applying the payroll deductions or other contributions pursuant to Section VI.E. of each Participant for the Purchase Interval in which such Change of Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for that Purchase Internal pursuant to the Purchase Price provisions of Paragraph C of this Article VII. For this purpose, payroll deductions or other contributions pursuant to Section VI.E. shall be converted from the currency in which paid by the Corporation or applicable Participating Affiliate into U.S. Dollars on the exchange rate in effect on the purchase date. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

The Corporation shall use reasonable efforts to provide at least ten (10) days prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

I.                  Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions or other contributions pursuant to Section VI.E. of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

J.                  ESPP Broker Account. The Corporation may require that the shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, with respect to the 423 Component of the Plan, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant in the 423 Component of the Plan may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

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The foregoing procedures shall apply to all shares purchased by each Participant in the United States, whether or not that Participant continues in Employee status.

K.                Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L.                 Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

M.               Withholding Taxes. The Corporation’s obligation to deliver shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, contributions, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right.

VIII.       ACCRUAL LIMITATIONS

A.                No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Participating Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US $25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.                 For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)              The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii)             No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand U.S., Dollars (U.S. $25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

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C.                 If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions or other contributions pursuant to Section VI.E. which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.                In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.             EFFECTIVE DATE AND TERM OF THE PLAN

A.                The Plan shall become effective at the Effective Time; provided, however, that (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B.                 Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in the month before the tenth anniversary of the Effective Time, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions or other contributions shall be collected, under the Plan following such termination.

X.                AMENDMENT OF THE PLAN

A.                The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B.                 In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization or (ii) modify the eligibility requirements for participation in the Plan.

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XI.             GENERAL PROVISIONS

A.                All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.                 Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Participating Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Participating Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.                 The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State’s conflict-of-laws rules.

XII.          Definitions

The following definitions shall be in effect under the Plan:

A.                Affiliate shall mean any entity, other than a Corporate Affiliate, in which the Corporation has an equity or other ownership interest.

B.                 Base Salary shall, unless otherwise specified by the Plan Administrator prior to the start of an offering period, mean the regular base salary paid to such Participant by one or more Participating Affiliates during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax or other withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Participating Affiliate. Base Salary shall not include any contributions made on the Participant’s behalf by the Corporation or any Participating Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Base Salary).

C.                 Board shall mean the Corporation’s Board of Directors.

D.                Change of Control shall be deemed to have occurred if:

(i)                 Any “person” (as such term is used in sections 13(d) and 14(d) of the 1934 Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing more than 50% of the voting power of the then outstanding securities of the Corporation; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Corporation becomes a subsidiary of another corporation and in which the stockholders of the Corporation, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

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(ii)              The consummation of (A) a merger or consolidation of the Corporation with another corporation where, immediately after the merger or consolidation, the stockholders of the Corporation, immediately prior to the merger or consolidation, will not beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation or (B) a sale or other disposition of all or substantially all of the assets of the Corporation.

(iii)            A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

(iv)             The consummation of a complete dissolution or liquidation of the Corporation.

E.                 Code shall mean the Internal Revenue Code of 1986, as amended.

F.                  Common Stock shall mean the Corporation’s Class A common stock, $0.001 par value; provided, that for purposes of determining the number of shares available for issuance under the Plan, and for determining the evergreen annual increase, under Section III, “Common Stock” shall mean the aggregate number of shares of the Corporation’s Class A and Class B common stock.

G.                Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H.                Corporation shall mean CompoSecure, Inc., a Delaware corporation formerly known as Roman DBDR Tech Acquisition Corp., and any corporate successor to all or substantially all of the assets or voting stock of CompoSecure, Inc. that shall assume the Plan.

I.                    Effective Time shall mean the closing of the merger contemplated in the Agreement and Plan of Merger dated as of April 19, 2021, among the Corporation, Roman Parent Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent, CompoSecure Holdings, L.L.C., a Delaware limited liability company (the “Company”), and LLR Equity Partners IV, L.P., a Delaware limited partnership. Any Affiliate or Corporate Affiliate that becomes a Participating Affiliate after such Effective Time shall have a subsequent Effective Time with respect to its employee-Participants as determined in accordance with Section V.C of the Plan.

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J.                   Eligible Employee shall mean any person who is employed by a Participating Affiliate and, unless otherwise mandated by local law, such person is employed on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401(a); provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.

K.                Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan.

L.                 Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M.               1933 Act shall mean the Securities Act of 1933, as amended.

N.                1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.                Participant shall mean any Eligible Employee of a Participating Affiliate who is actively participating in the Plan.

P.                  Participating Affiliate shall mean the Corporation, CompoSecure, L.L.C., and such other Affiliates or Corporate Affiliates as may be authorized, in accordance with Section V.C of the Plan, to extend the benefits of the Plan to their Eligible Employees. Only employees of the Corporation or any Corporate Affiliate may participate in the 423 Component of the Plan.

Q.                Plan shall mean the CompoSecure, Inc. Employee Stock Purchase Plan, as set forth in this document.

R.                 Plan Administrator shall mean the Compensation Committee of the Board or such other committee of two (2) or more Board members appointed by the Board to administer the Plan.

S.                  Purchase Date shall mean the last business day of each Purchase Interval.

T.                 Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant; provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, designate a different duration for the Purchase Intervals within that offering period.

U.                Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital, Global or Global Select Market, or the New York Stock Exchange.

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